UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2025

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On December 2, 2025, the Alabama Public Service Commission (“Alabama PSC”) approved a plan for Alabama Power Company (“Alabama Power”) to keep retail rates stable through 2027. As a part of this plan, Alabama Power will agree to:

•A moratorium on any upward rate adjustments associated with Rate Stabilization and Equalization (“Rate RSE”) through 2027;
•Maintain the current Rate Certificated New Plant (“Rate CNP”) Compliance factors through December 2027;
•Delay the effective date of the Rate CNP New Plant adjustment to recover costs associated with the Lindsay Hill Generation Station acquisition until January 2028 billings;
•Maintain the current Rate CNP Power Purchase Agreements factor through March 2028; and
•Maintain the current Rate Energy Cost Recovery (“Rate ECR”) interim factor through December 2027.

To implement this plan, the Alabama PSC authorized Alabama Power to:

•Apply any customer refund amount resulting from Alabama Power’s Rate RSE actual result calculation for 2025 to the Natural Disaster Reserve; and
•Utilize the regulatory liability associated with the 2024 nuclear production tax credits (“PTCs”), when monetized, to offset retail cost of service in 2027. Additionally, any future regulatory liabilities associated with nuclear PTCs from 2025, 2026 and 2027, when monetized, will be utilized to offset future retail cost of service (including any under-recovered balances under Rate CNP and Rate ECR), all of which will be subject to Alabama PSC oversight.

The Alabama PSC, as part of its routine oversight of Alabama Power’s regulated activities, will monitor weather, natural disasters, changes in fuel markets and other significant unforeseen events that may impact this plan. Should events of that nature occur, Alabama Power will work with the Alabama PSC to determine what responsive steps would be reasonable and appropriate under the circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2025	ALABAMA POWER COMPANY

	By:	/s/ Melissa K. Caen
Melissa K. Caen Assistant Secretary